Exhibit 10.4

Execution

POST-CLOSING LETTER

August 10, 2011

Wells Fargo Bank, National Association

as Agent

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention: Ms. Danielle Baldinelli

Ladies and Gentlemen:

Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (individually, each a “Lender” and collectively, “Lenders”) and the parties thereto as bank product providers (in such capacity, together with its successors and assigns, “Agent”), and Lenders have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and provide other financial accommodations to Lerner New York, Inc., a Delaware corporation (“Lerner”), Lernco, Inc., a Delaware corporation (“Lernco”), and Lerner New York Outlet, Inc., a Massachusetts corporation (“Lerner Outlet” and together with Lerner and Lernco, collectively, “Borrowers” and individually each a “Borrower”) as set forth in the Third Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among Borrowers, New York & Company, Inc., a Delaware corporation (“NY&Co”), Lerner New York Holding, Inc., a Delaware corporation (“Parent”), Nevada Receivable Factoring, Inc., a Nevada corporation (“Nevada Factoring”), New York & Company Stores, Inc., a New York corporation, formerly known as Associated Lerner Shops of America, Inc., a New York corporation (“NY&Co Stores”), and Lerner New York GC, LLC, an Ohio limited liability company (“Lerner GC” and together with NY&Co, Parent, Nevada Factoring and NY &Co Stores, collectively, “Guarantors” and each a “Guarantor”), Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other Financing Agreements (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

In order to induce Agent and Lenders to enter into the financing arrangements as provided under the Financing Agreements and in consideration of the financial accommodations provided by Agent and Lenders to Borrowers thereunder:

1.       Borrowers and Guarantors hereby agree that, in addition to all other terms, conditions and provisions set forth herein and in the other Financing Agreements, Borrowers shall deliver or cause to be delivered to Agent, in form and substance satisfactory to Agent, by no later than the date referred to below (or such later date, as may be agreed to in writing by Agent in its sole discretion) with respect to each such item, the following:

(a) on or before October 9, 2011, either (i) a Landlord Agreement by Pearland Town Center Limited Partnerships/CBL & Associates Limited Partnership (“Landlord”) in favor of Administrative Agent and Collateral Agent with respect to the leased premises of Lerner located at 11200 Broadway Street, Pearland Texas 77584, duly executed and delivered by Landlord or (ii) a UCC Financing Statement Amendment terminating the UCC Financing Statement between NY&Co, as debtor, and Landlord, as secured party, filed with the Delaware Secretary of State;

(b) on or before October 9, 2011, an amendment to the Amended and Restated Private Label Credit Card Agreement, dated November 1, 2004, by and among World Financial Network National Bank (“WFNNB”), Lerner and such other Loan Parties that Lerner determines are necessary, among other things, to add Lerner as a party thereto;

(c) on or before October 9, 2011, a Credit Card Acknowledgment with respect to the Amended and Restated Private Label Credit Card Agreement referred to in Section 1(b) hereof, duly executed and delivered by the applicable parties thereto; and

(d) on or before October 9, 2011, a letter agreement, duly executed and delivered by Limited Brands, Inc., Borrowers and Guarantors acknowledging the security interest of Agent pursuant to the Collateral Assignment of Transitions Services Documents, dated as of the date hereof, by Borrowers and Guarantors in favor of Agent.

2.       This letter agreement shall not limit or otherwise affect in any manner whatsoever the right of Agent to require Borrowers or Guarantors to execute and deliver or obtain or cause to be executed and/or delivered any further agreements, documents or instruments as provided in the Financing Agreements or otherwise or to take any other actions otherwise permitted or required under the Financing Agreements, or to establish any Reserves, or deem Collateral ineligible for lending purposes in the absence of the foregoing items, or take any other actions otherwise permitted under the Financing Agreements.  Failure to supply the agreements and documents referred to above in Section 1 within the required time as set forth above shall, at Agent’s option, entitle Agent to exercise its rights to establish Reserves or deem Collateral ineligible for lending purposes in Agent’s good faith discretion. Agent may, at its option, extend any of the dates set forth herein without any further approval of any of the Lenders.

3.       The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

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This letter agreement is a Financing Agreement and may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement.  Any party delivering an executed counterpart of this letter agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter agreement.

Very truly yours,

BORROWERS

LERNER NEW YORK, INC.

By:	/s/ Sheamus Toal

Title:	EVP, CFO, Treasurer and Secretary

LERNCO, INC.

By:	/s/ Sheamus Toal

Title:	President

LERNER NEW YORK OUTLET, INC.

By:	/s/ Sheamus Toal

Title:	EVP, CFO and Treasurer

GUARANTORS

NEW YORK & COMPANY, INC.

By:	/s/ Sheamus Toal

Title:	EVP, CFO, Treasurer and Secretary

[Signature Page to Post-Closing Letter]

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NEVADA RECEIVABLE FACTORING, INC.

By:	/s/ Sheamus Toal

Title:	President and CFO

LERNER NEW YORK HOLDING, INC.

By:	/s/ Sheamus Toal

Title:	EVP, CFO, Treasurer and Secretary

LERNER NEW YORK GC, LLC

By:	/s/ Sheamus Toal

Title:	President

NEW YORK & COMPANY STORES, INC.

By:	/s/ Sheamus Toal

Title:	Treasurer

ACCEPTED:

WELLS FARGO, NATIONAL ASSOCIATION, as Agent

By:	/s/ Danielle Baldinelli

Title:	Vice President

[Signature Page to Post-Closing Letter]